Exhibit 23.2

Engineer’s Consent

As independent petroleum engineers, we hereby consent to the incorporation by reference of our appraisal reports for Questar Exploration and Production Company as of years ended December 31, 2009, 2008, and 2007 in the Registration Statement (Form S-3) and related Prospectus of Questar Corporation.  We also consent to the reference to us under the heading "Experts" contained in the Prospectus.

/s/ Ryder Scott Company L.P.

RYDER SCOTT COMPANY L.P.

Denver, Colorado

September 29, 2010